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                                                                     EXHIBIT 4.7


                       GS TECHNOLOGIES OPERATING CO., INC.
                              1901 ROXBOROUGH ROAD
                         CHARLOTTE, NORTH CAROLINA 28211


The Lenders participating in the                                   July 8, 1996
Loan Agreement referred to below
c/o General Electric Capital Corporation, as Agent
105 West Madison Street
Suite 1600
Chicago, Illinois 60602

RE: AMENDMENT NO. 1 TO LOAN AGREEMENT

Ladies and Gentlemen:

         Reference is made to the Loan Agreement dated as of October 5, 1995 (the "Loan Agreement") among GS Technologies Operating Co., Inc., a Delaware corporation, and its direct and indirect Subsidiaries, the Lenders named therein, Mellon Bank, N.A., a national banking association, as Documentation Agent, and General Electric Capital Corporation, a New York corporation, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         This letter shall confirm our amendment to the Loan Agreement (such amendment being hereinafter called "Amendment No. 1") as follows:

         1. Section 2.3(a) of the Loan Agreement is hereby amended as follows:

                  (a) The first sentence of said Section 2.3(a) is hereby amended to delete the figure "$25,000,000" where it appears therein and to substitute in its place the figure "$40,000,000".

                  (b) The last sentence of said Section 2.3(a) is hereby amended to delete the period at the end thereof and to insert in lieu thereof the following:

                  ; provided, however, the L/C Issuer shall not decline to issue that certain standby Letter of Credit for the account of GSTOC in the face amount of $22,500,000 for the benefit of American Iron Reduction, L.L.C. ("AIR") or its assignees, which shall support GSTOC's equity contribution obligation to AIR (the "AIR Letter of Credit"). Such Letter of Credit shall be in the form shown in Exhibit A attached hereto. Notwithstanding the above, the issuance of any and all letters of credit shall continue to be subject to the terms and conditions of the Loan Agreement, including the provisions of Section 3.12.

         2. Section 2.3(c) of the Loan Agreement is hereby amended to delete the comma at the end of clause (i) thereof and to insert in lieu thereof the following:

         ; provided, however, that with respect to the AIR Letter of Credit, such fee shall be at the annual rate of 1 3/4% of the maximum amount available to be drawn from time to time under the AIR Letter of Credit for the period from and including the date of issuance of the AIR Letter of Credit


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July 8, 1996
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         to and including the stated expiry date of the AIR Letter of Credit, calculated on the basis of a 360-day year and paid quarterly in arrears,

         3. The Loan Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Amendment No. 1 (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 1, and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 1. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

         4. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         Please confirm our amendment to the Loan Agreement as provided above by signing a copy of this letter and returning it to the undersigned.

                        Sincerely,

                        GS TECHNOLOGIES OPERATING CO., INC.,

                        By: ________________________________
                                 Name:    Luis E. Leon
                                 Title:   Senior Vice President

                        CI (U.S.) CORP. (FORMERLY CONTROL INTERNATIONAL, INC.) MINERAL REAGENTS INTERNATIONAL, INC.
                        GEORGETOWN INDUSTRIES, INC.,
                        GEORGETOWN INVESTMENT CORPORATION
                        GEORGETOWN STEEL CORPORATION
                        FLORIDA WIRE AND CABLE, INC.
                        GEORGETOWN FINANCE CORPORATION
                        GEORGETOWN WIRE COMPANY, INC.
                        K-LATH CORPORATION, INC.

                        By: _____________________________
                                 Name:    Luis E. Leon
                                 Title:   Vice President




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July 8, 1996
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Agreed to and accepted as of the date first above written.

GENERAL ELECTRIC CAPITAL                  MELLON BANK, N.A.
CORPORATION, as Agent and Lender          as Documentation Agent and Lender

By: _______________________________       By: _________________________________
         Name: ____________________                Name: ______________________
         Title: ___________________                Title: _____________________


NATIONSBANK, N.A., as Lender              PILGRIM PRIME RATE TRUST,
                                          as Lender

By: _______________________________       By: _________________________________
         Name: ____________________                Name: ______________________
         Title: ___________________                Title: _____________________


NBD BANK, as Lender                       PNC BANK, NATIONAL ASSOCIATION,
                                          as Lender

By: _______________________________       By: _________________________________
         Name: ____________________                Name: ______________________
         Title: ___________________                Title: _____________________


LASALLE NATIONAL BANK,                    HARRIS TRUST AND SAVINGS BANK,
as Lender                                 as Lender

By: _______________________________       By: _________________________________
         Name: ____________________                Name: ______________________
         Title: ___________________                Title: _____________________


SCOA PLANT FINANCING COMPANY,
as Lender

By: Sumitomo Corporation of America,
    General Partner

    By: ___________________________
         Name: ____________________
         Title: ___________________